Exhibit 99.1
ENERGY TRANSFER PARTNERS
REPORTS QUARTERLY AND ANNUAL RESULTS
Dallas — February 16, 2011 — Energy Transfer Partners, L.P. (NYSE:ETP) today reported Adjusted EBITDA, Distributable Cash Flow, and net income for the quarter and year ended December 31, 2010. Adjusted EBITDA for the three months ended December 31, 2010 totaled $411.1 million, an increase of $0.4 million over the three months ended December 31, 2009. Distributable Cash Flow for the three months ended December 31, 2010 totaled $284.4 million, an increase of $26.8 million over the three months ended December 31, 2009. Net income for the three months ended December 31, 2010 totaled $226.9 million, a decrease of $34.3 million from the three months ended December 31, 2009.
For the year ended December 31, 2010, Adjusted EBITDA totaled $1.54 billion, an increase of $63.5 million over the year ended December 31, 2009. Distributable Cash Flow for the year ended December 31, 2010 was $1.03 billion, an increase of $70.7 million over the year ended December 31, 2009. Net income for the year ended December 31, 2010 totaled $617.2 million, a decrease of $174.3 million from the year ended December 31, 2009. Net income for the year ended December 31, 2010 included a $52.6 million non-cash charge recorded in connection with ETP’s May 2010 transfer of substantially all of its interest in the Midcontinent Express Pipeline to Energy Transfer Equity, L.P. (“ETE”) in exchange for the redemption of 12.3 million ETP common units held by ETE.
Related to ETP’s liquidity position, the Partnership had available capacity under its revolving credit facility of approximately $1.57 billion in addition to approximately $49.5 million of cash on hand as of December 31, 2010.
An analysis of the Partnership’s segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, February 17, 2011 to discuss the 2010 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release. Beginning with the quarter ended September 30, 2010 and applied retroactively to all periods presented, the Partnership has revised the items included in commodity risk management activities in its reconciliation of net income to Adjusted EBITDA and net income to Distributable Cash Flow. (See notes under “Supplemental Information” for further information.)
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arkansas, Arizona, Colorado, Louisiana, Mississippi, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities in Texas. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners and approximately 26.3 million Regency limited partner units.
The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)
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ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	December 31,
	2010	2009
ASSETS

CURRENT ASSETS	$1,121,423	$1,271,963

PROPERTY, PLANT AND EQUIPMENT, net	9,801,369	8,670,247

ADVANCES TO AND INVESTMENTS IN AFFILIATES	8,723	663,298
LONG-TERM PRICE RISK MANAGEMENT ASSETS	13,948	—
GOODWILL	781,233	745,505
INTANGIBLES AND OTHER ASSETS, net	423,296	383,959

Total assets	$12,149,992	$11,734,972

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES	$842,450	$823,539

LONG-TERM DEBT, less current maturities	6,404,916	6,176,918
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	18,338	—
OTHER NON-CURRENT LIABILITIES	140,851	134,807

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL	4,743,437	4,599,708

Total liabilities and partners’ capital	$12,149,992	$11,734,972

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES:
Natural gas operations	$1,019,119	$1,111,643	$4,454,640	$4,115,806
Retail propane	400,601	360,623	1,314,973	1,190,524
Other	34,776	33,516	115,214	110,965

Total revenues	1,454,496	1,505,782	5,884,827	5,417,295

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	584,490	653,661	2,817,357	2,519,575
Cost of products sold — retail propane	233,130	196,330	752,926	574,854
Cost of products sold — other	9,188	8,785	29,658	27,627
Operating expenses	192,250	163,556	707,271	680,893
Depreciation and amortization	90,246	82,342	343,011	312,803
Selling, general and administrative	38,690	30,921	176,433	173,936

Total costs and expenses	1,147,994	1,135,595	4,826,656	4,289,688

OPERATING INCOME	306,502	370,187	1,058,171	1,127,607

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(103,336)	(110,046)	(412,553)	(394,274)
Equity in earnings of affiliates	879	8,846	11,727	20,597
Losses on disposal of assets	(4,845)	(231)	(5,043)	(1,564)
Gains on non-hedged interest rate derivatives	16,579	6,912	4,616	39,239
Allowance for equity funds used during construction	10,903	(8,061)	28,942	10,557
Impairment of investment in affiliate	—	—	(52,620)	—
Other, net	3,249	(2,243)	(482)	2,157

INCOME BEFORE INCOME TAX EXPENSE	229,931	265,364	632,758	804,319
Income tax expense	3,050	4,183	15,536	12,777

NET INCOME	226,881	261,181	617,222	791,542

GENERAL PARTNER’S INTEREST IN NET INCOME	100,085	98,966	387,729	365,362

LIMITED PARTNERS’ INTEREST IN NET INCOME	$126,796	$162,215	$229,493	$426,180

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.65	$0.92	$1.20	$2.53

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	191,979,935	176,695,318	188,077,143	167,337,192

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.65	$0.91	$1.19	$2.53

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	192,689,824	177,217,552	188,717,396	167,768,981

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(Revised see		(Revised see
		note (b) below)		note (b) below)
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$226,881	$261,181	$617,222	$791,542
Interest expense, net of interest capitalized	103,336	110,046	412,553	394,274
Income tax expense	3,050	4,183	15,536	12,777
Depreciation and amortization	90,246	82,342	343,011	312,803
Non-cash unit-based compensation expense	5,758	3,090	27,180	24,032
Losses on disposals of assets	4,845	231	5,043	1,564
Gains on non-hedged interest rate derivatives	(16,579)	(6,912)	(4,616)	(39,239)
Allowance for equity funds used during construction	(10,903)	8,061	(28,942)	(10,557)
Unrealized (gains) losses on commodity risk management activities (b)	7,618	(66,500)	78,300	(29,980)
Impairment of investment in affiliate	—	—	52,620	—
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	65	12,680	22,499	22,331
Other, net	(3,249)	2,243	482	(2,157)

Adjusted EBITDA	$411,068	$410,645	$1,540,888	$1,477,390

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$226,881	$261,181	$617,222	$791,542
Amortization of finance costs charged to interest	2,332	2,259	9,548	8,645
Deferred income taxes	1,948	8,303	6,440	11,966
Depreciation and amortization	90,246	82,342	343,011	312,803
Non-cash unit-based compensation expense	5,758	3,090	27,180	24,032
Losses on disposals of assets	4,845	231	5,043	1,564
Unrealized gains on non-hedged interest rate derivatives	(15,415)	(19,316)	(2,452)	(51,643)
Allowance for equity funds used during construction	(10,903)	8,061	(28,942)	(10,557)
Unrealized (gains) losses on commodity risk management activities (b)	7,618	(66,500)	78,300	(29,980)
Impairment of investment in affiliate	—	—	52,620	—
Distributions in excess of equity in earnings, net	144	8,920	20,909	3,224
Maintenance capital expenditures	(29,009)	(30,886)	(99,275)	(102,652)

Distributable Cash Flow	$284,445	$257,685	$1,029,604	$958,944

(a) The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.
There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.
Definition of Adjusted EBITDA
The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments).
Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
Definition of Distributable Cash Flow
The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow also reflects earnings from affiliates on a cash basis.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.
(b) The Partnership has presented Adjusted EBITDA and Distributable Cash Flow in previous communications; however, the Partnership changed its definition for these non-GAAP measures in the quarter ended September 30, 2010 to remove lower of cost or market adjustments and the subsequent gross margin impact of such previously recognized inventory adjustments. These amounts had previously been included in unrealized gains and losses on commodity risk management activities, which now reflects unrealized gains and losses on non-hedged derivatives, fair value hedged derivatives and inventory, and the ineffective portion of cash flow hedges. The Partnership believes that with this change, Adjusted EBITDA and Distributable Cash Flow more accurately reflect the Partnership’s operating performance and therefore are more useful measures. This change has been applied retroactively to all periods presented. See “Non-GAAP Measures” available on the Partnership’s website at www.energytransfer.com for the reconciliation of net income to Adjusted EBITDA for prior periods (beginning with the fiscal year ended August 31, 2005) reflecting the changes described above.

REPORTABLE SEGMENTS (unaudited)

	Three Months Ended December 31, 2010
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	12,627,896	1,590,923	—	—
NGLs produced (Bbls/d)	—	—	52,058	—
Equity NGLs produced (Bbls/d)	—	—	18,124	—
Retail propane gallons (in thousands)	—	—	—	166,559

Results by segment:
Revenues from external customers	$413,180	$79,412	$471,416	$432,532	$57,956	$—	$1,454,496
Intersegment revenues	263,352	—	268,249	—	(17,414)	(514,187)	—

Total revenues	676,532	79,412	739,665	432,532	40,542	(514,187)	1,454,496
Cost of products sold	450,599	—	620,988	239,942	33,521	(518,242)	826,808

Gross margin	225,933	79,412	118,677	192,590	7,021	4,055	627,688
Operating expenses	49,458	27,593	22,367	89,488	3,428	(84)	192,250
Depreciation and amortization	29,508	14,726	23,733	20,953	1,326	—	90,246
Selling, general and administrative	20,227	1,137	611	9,593	7,122	—	38,690

Segment operating income (loss)	$126,740	$35,956	$71,966	$72,556	$(4,855)	$4,139	$306,502

Supplemental segment data:
Unrealized gains (losses) on commodity risk management activities	$(6,595)	$—	$(1,298)	$275	$—	$—	$(7,618)
Allowance for equity funds used during construction	—	10,903	—	—	—	—	10,903
Non-cash unit-based compensation expense	1,848	379	978	1,210	1,343	—	5,758
Equity in earnings of affiliates	756	123	—	—	—	—	879
Distributions from equity method investees	991	31	—	—	—	—	1,022
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	65	—	—	—	—	65
Maintenance capital expenditures	13,412	4,407	5,518	5,207	465	—	29,009

	Three Months Ended December 31, 2009
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	10,726,393	1,529,990	—	—
NGLs produced (Bbls/d)	—	—	45,147	—
Equity NGLs produced (Bbls/d)	—	—	19,264	—
Retail propane gallons (in thousands)	—	—	—	170,113

Results by segment:
Revenues from external customers	$580,964	$66,864	$452,954	$390,112	$14,888	$—	$1,505,782
Intersegment revenues	221,282	—	237,740	—	773	(459,795)	—

Total revenues	802,246	66,864	690,694	390,112	15,661	(459,795)	1,505,782
Cost of products sold	497,862	—	606,249	202,983	11,477	(459,795)	858,776

Gross margin	304,384	66,864	84,445	187,129	4,184	—	647,006
Operating expenses	44,345	12,916	18,131	82,167	5,997	—	163,556
Depreciation and amortization	29,525	12,280	19,053	19,999	1,485	—	82,342
Selling, general and administrative	14,160	5,190	3,132	7,813	626	—	30,921

Segment operating income (loss)	$216,354	$36,478	$44,129	$77,150	$(3,924)	$—	$370,187

Supplemental segment data:
Unrealized gains on commodity risk management activities	$61,211	$—	$4,388	$901	$—	$—	$66,500
Allowance for equity funds used during construction	—	(8,061)	—	—	—	—	(8,061)
Non-cash unit-based compensation expense	2,823	424	(1,478)	(283)	1,604	—	3,090
Equity in earnings of affiliates	768	8,078	—	—	—	—	8,846
Distributions from equity method investees	1,108	16,658	—	—	—	—	17,766
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	12,680	—	—	—	—	12,680
Maintenance capital expenditures	13,430	4,290	6,094	6,366	706	—	30,886

	Year Ended December 31, 2010
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	12,251,457	1,616,762	—	—
NGLs produced (Bbls/d)	—	—	51,144	—
Equity NGLs produced (Bbls/d)	—	—	19,301	—
Retail propane gallons (in thousands)	—	—	—	554,865

Results by segment:
Revenues from external customers	$2,075,217	$292,419	$1,955,627	$1,419,646	$141,918	$—	$5,884,827
Intersegment revenues	1,215,688	—	1,213,687	—	145,405	(2,574,780)	—

Total revenues	3,290,905	292,419	3,169,314	1,419,646	287,323	(2,574,780)	5,884,827
Cost of products sold	2,381,397	—	2,759,113	774,742	235,614	(2,550,925)	3,599,941

Gross margin	909,508	292,419	410,201	644,904	51,709	(23,855)	2,284,886
Operating expenses	194,955	83,740	78,964	337,180	12,768	(336)	707,271
Depreciation and amortization	116,992	52,582	85,942	81,947	5,548	—	343,011
Selling, general and administrative	75,049	21,803	18,339	45,936	15,306	—	176,433

Segment operating income (loss)	$522,512	$134,294	$226,956	$179,841	$18,087	$(23,519)	$1,058,171

Supplemental segment data:
Unrealized losses on commodity risk management activities	$(62,370)	$—	$(12,857)	$(3,073)	$—	$—	$(78,300)
Allowance for equity funds used during construction	—	28,942	—	—	—	—	28,942
Non-cash unit-based compensation expense	11,595	1,632	3,270	4,809	5,874	—	27,180
Equity in earnings of affiliates	2,707	9,020	—	—	—	—	11,727
Distributions from equity method investees	3,907	28,728	—	—	—	—	32,635
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	22,499	—	—	—	—	22,499
Maintenance capital expenditures	34,621	20,541	16,077	23,316	4,720	—	99,275

	Year Ended December 31, 2009
					All Other
					(including
				Retail Propane	unallocated
	Intrastate			and Other	selling,
	Transportation	Interstate		Retail Propane	general and
	and Storage	Transportation	Midstream	Related	administrative)	Eliminations	Total
Volumes by segment:
Natural gas transported (MMBtu/d)	12,254,168	1,661,785	—	—
NGLs produced (Bbls/d)	—	—	46,640	—
Equity NGLs produced (Bbls/d)	—	—	17,355	—
Retail propane gallons (in thousands)	—	—	—	568,315

Results by segment:
Revenues from external customers	$1,773,528	$270,213	$2,060,451	$1,292,583	$20,520	$—	$5,417,295
Intersegment revenues	618,016	—	380,709	—	1,145	(999,870)	—

Total revenues	2,391,544	270,213	2,441,160	1,292,583	21,665	(999,870)	5,417,295
Cost of products sold	1,393,295	—	2,116,279	596,002	16,350	(999,870)	3,122,056

Gross margin	998,249	270,213	324,881	696,581	5,315	—	2,295,239
Operating expenses	199,806	59,343	68,989	341,935	10,820	—	680,893
Depreciation and amortization	107,605	48,297	70,845	83,476	2,580	—	312,803
Selling, general and administrative	64,059	24,340	44,315	41,941	(719)	—	173,936

Segment operating income (loss)	$626,779	$138,233	$140,732	$229,229	$(7,366)	$—	$1,127,607

Supplemental segment data:
Unrealized gains (losses) on commodity risk management activities	$(24,387)	$—	$8,730	$45,637	$—	$—	$29,980
Allowance for equity funds used during construction	—	10,557	—	—	—	—	10,557
Non-cash unit-based compensation expense	7,193	2,217	3,385	2,959	8,278	—	24,032
Equity in earnings of affiliates	2,970	17,627	—	—	—	—	20,597
Distributions from equity method investees	4,003	19,818	—	—	—	—	23,821
Proportionate share of joint ventures’ interest, depreciation and allowance for equity funds used during construction	—	22,331	—	—	—	—	22,331
Maintenance capital expenditures	45,414	13,212	19,549	21,994	2,483	—	102,652

Summary Analysis of Quarter and Full Year Results by Segment (unaudited)
(tabular dollar amounts in thousands)
Intrastate Transportation and Storage
Gross Margin. The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended
	December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Transportation fees	$146,630	$142,786	$3,844	$594,405	$639,034	$(44,629)
Natural gas sales and other	26,538	26,518	20	110,002	91,879	18,123
Retained fuel revenues	34,589	37,867	(3,278)	143,606	137,840	5,766
Storage margin, including fees	18,176	97,213	(79,037)	61,495	129,496	(68,001)

Total gross margin	$225,933	$304,384	$(78,451)	$909,508	$998,249	$(88,741)

Intrastate transportation and storage gross margin changes were primarily due to the following factors:
•	Our intrastate transportation volumes increased approximately 17.7% during the quarter ended December 31, 2010 compared to the same period of 2009 resulting in increased transportation fees despite the continued low natural gas and basis differential environment. For the year ended December 31, 2010, the decrease in transportation fees resulted primarily from lower average basis differentials as compared to the year ended December 31, 2009 and less volume transported through our pipelines during the first six months of 2010 as compared to the first six months of 2009. We experienced a significant increase in volumes transported during the latter half of 2010 as our customers transported more natural gas under their existing long-term contracts.

•	Margin from our natural gas sales and other activities increased $18.1 million for the year ended December 31, 2010 as compared to 2009 primarily due to more favorable margins on gas sales, realized gains related to our hedging activities, and favorable impacts from system optimization activities.

•	Retained fuel revenues decreased during the quarter ended December 31, 2010 compared to the same period last year due to lower natural gas prices in 2010. The increase in retained fuel revenues for the year ended December 31, 2010 compared to 2009 was principally driven by higher average natural gas prices in 2010 compared to 2009. Hedging activities related to managing our retained fuel revenues are accounted for in natural gas sales and other margin.
Storage margin was comprised of the following:

	Three Months Ended
	December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Withdrawals from storage natural gas inventory (MMBtu)	4,436,479	11,750,263	(7,313,784)	39,784,446	23,305,452	16,478,994

Margin on physical sales	$612	$23,601	$(22,989)	$68,661	$12,113	$56,548
Fair value adjustments	13,005	58,967	(45,962)	(57,157)	14,630	(71,787)
Settlements of financial derivatives	18,925	8,223	10,702	1,517	177,949	(176,432)
Unrealized gains (losses) on derivatives	(24,319)	(3,665)	(20,654)	8,842	(111,171)	120,013

Net impact of natural gas inventory transactions	8,223	87,126	(78,903)	21,863	93,521	(71,658)
Revenues from fee-based storage	9,761	10,910	(1,149)	40,674	39,779	895
Other costs	192	(823)	1,015	(1,042)	(3,804)	2,762

Total storage margin	$18,176	$97,213	$(79,037)	$61,495	$129,496	$(68,001)

Decreases in our storage margin for both the quarter and year ended December 31, 2010 compared to the same periods of 2009 were principally driven by reductions in mark-to-market adjustments associated with the decline in spreads between the spot and forward prices prior to withdrawing natural gas from our Bammel storage facility. We also experienced lower realized margins from our withdrawals due to weaker market conditions in 2010 than in 2009.
Operating Expenses. Intrastate transportation and storage operating expenses were higher for the three months ended December 31, 2010 compared to 2009 primarily to increased maintenance expenses. For the year ended December 31, 2010 compared to 2009, intrastate transportation and storage operating expenses decreased primarily due to a decrease in the cost of natural gas consumed.
Depreciation and Amortization Expense. For the year ended December 31, 2010 compared to 2009, intrastate transportation and storage depreciation and amortization expense increased primarily due to the completion of pipeline expansion projects during the periods presented.
Selling, General and Administrative Expenses. Intrastate transportation and storage selling, general and administrative expenses increased between the periods primarily due to increased employee-related costs and allocated overhead in 2010.
Interstate Transportation
The interstate transportation segment data presented above includes the results of our Tiger pipeline subsequent to being placed in service in December 2010, but does not include our interstate pipeline joint ventures for which we reflect our proportionate share of income within “Equity in earnings of affiliates” below operating income in our consolidated statements of operations. We recorded equity in earnings related to MEP of $9.0 million and $14.0 million for the years ended December 31, 2010 and 2009, respectively, and $6.3 million for the three months ended December 31, 2009. We transferred substantially all of our 50% interest in MEP to ETE on May 26, 2010.
Revenues. Revenues increased for the year ended December 31, 2010 compared to 2009 primarily due to increased gas prices for Transwestern’s operational gas sales. In addition, transportation revenues increased for the three months ended December 31, 2010 compared to 2009 due to incremental revenues of $10.2 million for the Tiger pipeline since being placed into service in December 2010.
Operating Expenses. The increase in operating activities for the 2010 periods compared to 2009 primarily reflects increases in ad valorem taxes related to increased property values for the Phoenix pipeline expansion and increases related to gas imbalance activities.
Depreciation and Amortization Expense. Depreciation and amortization expense was higher in the 2010 periods compared to 2009 primarily due to Transwestern’s Phoenix pipeline expansion as well as incremental depreciation related to the Tiger pipeline being placed in service in December 2010.
Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased in the 2010 periods compared to 2009 primarily due to lower employee-related costs and allocated overhead.

Midstream
Gross Margin. The components of our midstream segment gross margin were as follows:

	Three Months Ended
	December 31,			Years Ended December 31,
	2010	2009	Change	2010	2009	Change
Gathering and processing fee-based revenues	$60,625	$34,376	$26,249	$226,343	$169,814	$56,529
Non fee-based contracts and processing	57,783	50,462	7,321	204,078	141,061	63,017
Other	269	(393)	662	(20,220)	14,006	(34,226)

Total gross margin	$118,677	$84,445	$34,232	$410,201	$324,881	$85,320

Midstream gross margin increased between the periods due to the net impact of the following:
•	Gathering and processing fee-based revenues. Increased volumes in our North Texas system and increased volumes resulting from our recent acquisitions and other growth capital expenditures located in Louisiana and West Virginia provided an increase in our margin for the quarter and year ended December 31, 2010 as compared to 2009.

•	Non fee-based contracts and processing margins. Non fee-based gross margin increased during the quarter and year ended December 31, 2010 compared to 2009 primarily due to higher processing volumes at our Godley plant and more favorable NGL prices.

•	Other midstream gross margin. The decrease in other midstream gross margin for the year ended December 31, 2010 as compared to 2009 was due to losses from marketing activities primarily due to less favorable market conditions.
Operating Expenses. Midstream operating expenses increased between the periods primarily due to increases in maintenance expenses and increases in plant operating expenses and other operating expenses as a result of the increased volumes on our systems and processing/treating facilities.
Depreciation and Amortization. Midstream depreciation and amortization expense increased between the periods primarily due to incremental depreciation from the continued expansion of our systems.
Selling, General and Administrative Expenses. Midstream selling, general and administrative expenses decreased between the periods primarily due to a decrease in professional fees and a decrease in other expenses primarily due to lower employee-related costs (including allocated overhead expenses).
Retail Propane and Other Retail Propane Related
Gross Margin. Total gross margin decreased for the year ended December 31, 2010 primarily due to a decrease of $48.7 million attributable to unrealized gains and losses on commodity price risk management activities and also a decrease of approximately $13.5 million resulting from a decrease in volumes. The decrease in gross margin was offset by a favorable impact from increases in the average margin per gallon sold in 2010 over 2009. This favorable impact in margin per gallon sold was also reflected in the increased margin for the quarter ended December 31, 2010 compared to 2009.
Operating Expenses. For the quarter ended December 31, 2010 compared to 2009, operating expenses increased primarily due to accrual based adjustments between the quarters related to compensation, performance-based bonus, general operating expenses and bad debt reserves. For the year ended December 31, 2010 compared to 2009, operating expenses decreased primarily due to decreases in compensation and benefits expense and performance-based bonus accruals and a reduction in net business insurance reserves and claims.
Depreciation and Amortization Expense. For the year ended December 31, 2010 compared to 2009, the decrease in depreciation and amortization expense was primarily due to a net decrease in amortization expense of $1.9 million as a result of certain intangible assets becoming fully amortized during the periods and was partially offset by an increase in depreciation expense related to assets placed in service and acquisitions.
Selling, General and Administrative Expenses. The increase in selling, general and administrative expenses was primarily due to increased administrative expense allocations and increases in non-cash deferred compensation expense.